SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2007

PACKETPORT.COM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-19705	13-3469932
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

587 Connecticut Ave., Norwalk, CT    06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 831-2214

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8:  Other Events

Packetport.com, Inc. has engaged Source Capital Group, an investment banking firm specializing in the placement of private equity to raise up to $10 million for strategic acquisitions. Source Capital Group, Inc. was founded in 1994 as a boutique firm specializing in small to medium sized investment banking transactions. The firm has grown to include a General Securities business, Emerging Market Securities, Distressed and High Yield Debt Securities, and its historic Investment Banking activity. Source Capital Group now has over 100 Registered Representatives in seven branch offices.

In addition, Packetport.com, Inc. has signed a letter of intent dated June 6, 2007 with YFONGLOBAL LLC (the "Company") under which the Company will acquire Packetport.com, Inc. The Company tailors and hosts a turnkey social networking platform for Internet use and has recently added voice over IP to its product line.

The letter of intent provides for the shareholders of Packetport.com, Inc. to own 8% of the common stock of the new company. In addition each shareholder of Packetport.com, Inc. will receive a warrant to purchase one share of the new company for 10 cents for a period of 60 days following the closing.

Exhibit 99.1: Letter of Intent

SIGNATURES

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.

By:	/s/ RONALD A. DURANDO
Ronald A. Durando
President and Chief Executive Officer

Date: June 7, 2007